Highbury Financial Inc. Announces
Special Dividend of $0.9977 Per Share

Dividends Payable on April 15, 2010 to
Holders of Record as of April 14, 2010

Denver, Colorado, April 14, 2010 — Highbury Financial Inc. (“Highbury”) (OTCBB: HBRF) announced today that its Board of Directors declared a special cash dividend of $0.9977 per share of common stock outstanding (the “Special Dividend”), as permitted by that certain Agreement and Plan of Merger by and among Affiliated Managers Group, Inc., a Delaware corporation publicly traded on the New York Stock Exchange (“AMG”), Manor LLC, a newly formed Delaware limited liability company and a wholly-owned subsidiary of AMG (“Merger Sub”), and Highbury, pursuant to which Highbury will merge with and into the Merger Sub (the “Merger”).  The Special Dividend will be payable immediately prior to the closing of the Merger, currently anticipated to be April 15, 2010, to stockholders of record on April 14, 2010. The following is a discussion of the tax treatment of the Special Dividend and this discussion is general in nature, is not intended for any particular shareholder and is not intended as tax advice.  While the tax treatment of the Special Dividend is complex and cannot be concluded with certainty at this time, Highbury estimates that it will not have any current or accumulated earnings and profits and that no amount of the Special Dividend should be taxable as a dividend for federal income tax purposes.  The Special Dividend, therefore, should first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of such shareholder’s common stock, and the balance in excess of such shareholder’s adjusted basis should be taxed as a gain from the sale or exchange of property.  Such gain should be capital assuming the Highbury common stock is held as a capital asset.  However, each shareholder is strongly encouraged to consult its financial and tax advisors regarding the appropriate treatment of the Special Dividend and the corresponding tax consequences that may be relevant to such shareholder’s particular circumstances, because the tax treatment is complex and uncertain at this time, and the actual current or accumulated earnings and profits of Highbury could vary from Highbury’s current estimate and such variance could result in significantly different and adverse consequences to a particular shareholder.

Highbury will pay these dividends to stockholders who hold their shares of record in certificated form via wire transfer of immediately available funds.  Stockholders who do not hold their shares in certificated form will receive the dividends according to their brokers’ or other nominees’ normal procedures.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding Highbury, other statements relating to future results, strategy and plans of Highbury (including certain projections and business trends, and statements which may be identified by the use of the words “may,” “intend,” “expect” and like words), statements relating to the anticipated closing date of the Merger and statements relating to the Special Dividend constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties.  For Highbury, factors include, but are not limited to: (i) developments beyond Highbury’s control, including but not limited to changing conditions in global financial markets generally and in the equity markets particularly, and a decline or a lack of sustained growth in these markets which may result in decreased advisory fees or performance fees and a corresponding decline (or lack of growth) in Highbury’s operating results and cash flow, (ii) the operating results and expenses of Highbury and Aston, (iii) the possibility of disruption by the Merger between Highbury and Affiliated Managers Group, making it more difficult to maintain business and operational relationships, (iv) competition and consolidation within the asset management industry, (v) the possibility that the Merger between Highbury and Affiliated Managers Group does not close, including but not limited to, the failure to satisfy the closing conditions, and (vi) legal or regulatory proceedings, including but not limited to litigation arising out of the Merger with Affiliated Managers Group, or other matters that affect the timing or ability to complete the Merger as contemplated.  Additional information on other factors that may cause actual results and Highbury’s performance to differ materially is included in Highbury’s periodic reports filed with the SEC and the risk factors disclosed in the proxy statement/prospectus on Form S-4 filed by Affiliated Managers Group in connection with the Merger and in Highbury’s Annual Report on Form 10-K filed with the SEC on March 26, 2010. Copies may be obtained by contacting Highbury or at the SEC’s web site at http://www.sec.gov. Highbury cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Highbury undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact Information

Questions and inquiries for further information may be directed to R. Bradley Forth, Executive Vice President, Chief Financial Officer and Secretary of Highbury Financial Inc. He can be reached via telephone at 212-207-1007. More information is also available at www.highburyfinancial.com.